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                                                                      EXHIBIT 99




                                   LIFEPOINT
                                HOSPITALS, INC.


CONTACT: PAULA HUTSON
         COMMUNICATIONS MANAGER
         615-372-8500


                      LIFEPOINT HOSPITALS ANNOUNCES DEATH
                    OF CHAIRMAN AND CHIEF EXECUTIVE OFFICER


BRENTWOOD, TENNESSEE (May 31, 2000) - The management and Board of Directors of LifePoint Hospitals, Inc. (NASDAQ: LPNT) today released the following statement:

          All of us at LifePoint Hospitals are deeply saddened by the death of our good friend and the Company's Chairman and Chief Executive Officer, Scott Mercy, who died in an airplane accident yesterday afternoon. During the coming days, our prayers and support will be with Scott's family.

          Scott held a deep commitment to our patients, employees, physicians, and to the communities that LifePoint serves. Inspired by his example, the Company's existing management team and employees remain committed to our common vision of excellence in the management and operation of LifePoint Hospitals, Inc.

          The day-to-day operations of the Company will continue to be led by Jim Fleetwood, the Company's President and Chief Operating Officer since its inception. Tuesday night, the Company's Board of Directors unanimously elected one of its members, DeWitt Ezell, as its interim Chairman of the Board. Mr. Ezell will serve in a non-executive capacity.

          LifePoint Hospitals, Inc. was established as a publicly traded company on May 11, 1999, through a spin-off from HCA - The Healthcare Company. LifePoint, headquartered in Brentwood, Tennessee, currently owns and operates 21 hospitals in non-urban areas and is affiliated with over 6,000 healthcare professionals.



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